UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 8, 2008

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 8, 2008, NYSE Regulation, Inc. (“NYSE Regulation”) issued a press release (a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K) to announce its decision to suspend the common stock of Lenox Group Inc. (the “Company”) from trading on the New York Stock Exchange (“NYSE”) prior to the opening of the market on May 16, 2008. The decision to suspend trading and initiate delisting procedures is a result of the Company not satisfying the NYSE’s continued listing standard to maintain average global market capitalization over a consecutive 30 trading-day period of not less than $25 million, which is a minimum threshold under Section 802.01B of the NYSE Listed Company Manual for continued listing.

On May 8, 2008, the Company issued a press release (a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K) stating that it is taking such actions as are necessary to be quoted on the OTC Bulletin Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated May 8, 2008.

99.2	Press release dated May 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Fred Spivak
Fred Spivak
Chief Operating and Financial Officer

Date: May 9, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 8, 2008.

99.2	Press release dated May 8, 2008